Exhibit 99.1

Genpact Reports Results for the Third Quarter of 2009

Third Quarter Revenues Grow 5%,

Adjusted Income from Operations Increases 9%

New York, N.Y., November 4, 2009 — Genpact Limited (NYSE: G), a leader in the globalization of services and technology and a pioneer in managing business processes for companies around the world, today announced financial results for the third quarter ended September 30, 2009.

Key Financial Results — Third Quarter 2009

•      Revenues were $284.4 million, up 5.0% from $270.8 million in the third quarter of 2008.

•      Net income attributable to Genpact Limited common shareholders was $33.1 million, down 1.7% from $33.6 million in the third quarter of 2008; net income margin for the third quarter of 2009 was 11.6%, down from 12.4% in the third quarter of 2008.

•      Diluted earnings per common share attributable to Genpact Limited common shareholders were $0.15, consistent with the third quarter of 2008.

•      Adjusted income from operations increased 8.8% to $53.8 million, compared to $49.5 million in the third quarter of 2008.

•      Adjusted income from operations margin was 18.9%, up from 18.3% in the third quarter of 2008.

•      Adjusted diluted earnings per share attributable to Genpact Limited common shareholders were $0.19, down from $0.21 in the third quarter of 2008.

Pramod Bhasin, Genpact’s President and CEO said, “Our results for the third quarter of 2009 were solid and our outlook is positive.  We grew revenue, gross profit and adjusted income from operations margin, both year-over-year and sequentially. We are encouraged by the strength and expansion of our pipeline, some faster deal conversion times, higher win rates and the caliber and scope of recent client wins. Pricing is still competitive but appears to be stabilizing.  We have been investing in business development and have hired outstanding sales and account management talent during this period.   Our forward view is now more optimistic than earlier this year though the pace and timing of economic recovery remains somewhat uncertain.”

Revenues from clients other than GE, which Genpact refers to as Global Client revenues, grew 17.4% over the third quarter of 2008. Revenues from Global Clients now represent approximately 60.8% of Genpact’s total revenues, with the remaining 39.2% of revenues coming from GE. GE revenues decreased 4.2% from the third quarter of 2008, adjusted for dispositions by GE.

Approximately 84.9% of Genpact’s revenues for the quarter came from business process services, up from 80.9% for the third quarter of 2008, while revenues from IT services were approximately 15.1% of total revenues for the third quarter of 2009, as compared to 19.1% for the third quarter of 2008.

As of September 30, 2009, 36 client relationships each accounted for $5 million or more of Genpact’s revenues in the last twelve months, up from 29 such relationships at the end of 2008.   Of those, five client relationships each accounted for $25 million or more of Genpact’s revenues in the last twelve months.

Genpact generated $55.7 million of cash from operations in the third quarter of 2009, down from $58.6 million in the third quarter of 2008. Genpact has a strong balance sheet, with approximately $399.1 million in Cash and Cash Equivalents, Short Term Investments and Short Term Deposits.

Year-to-Date Results

•                  Revenues were $823.1 million, up 8.4% from $759.0 million for the nine months ended September 30, 2008.

•                  Net income attributable to Genpact Limited common shareholders was $92.7 million, up 18.6% from $78.1 million for the nine months ended September 30, 2008; net income margin was 11.3%, up from 10.3% for the nine months ended September 30, 2008.

•                  Diluted earnings per common share attributable to Genpact Limited common shareholders were $0.42, up from $0.36 per share for the nine months ended September 30, 2008.

•                  Adjusted income from operations was $144.3 million, up 20.6% from $119.7 million for the nine months ended September 30, 2008.

•                  Adjusted income from operations margin was 17.5%, up from 15.8% for the nine months ended September 30, 2008.

•                  Adjusted diluted earnings per share attributable to Genpact Limited common shareholders were $0.54, up from $0.53 for the nine months ended September 30, 2008.

Annualized revenue per employee increased to approximately $30,900 for the nine months ended September 30, 2009 from $30,300 in the nine months September 30, 2008.  As of September 30, 2009, Genpact had approximately 37,700 employees worldwide, an increase from 36,400 as of September 30, 2008.  Genpact’s employee attrition rate for the nine months ended September 30, 2009, measured from day one of employment, was 23%, down from 26% for the same period in 2008.  Genpact’s attrition rate would be 19% if measured after six months of employment, as many of Genpact’s competitors do.

Bhasin continued, “Our third-quarter results represent a terrific job by our teams in aggressively driving growth, managing costs and delivering value to our clients and shareholders.  We are confirming our revenue guidance of 6-9% revenue growth over 2008 and raising our adjusted operating margin guidance to 17.5-18%.  We see encouraging signs in the market. Client demand is coming back, decision-making is improving and our pipeline is strong.”

Conference Call

Genpact management will host a conference call beginning at 8:00 a.m. EST on November 5, 2009 to discuss the company’s performance for the periods ended September 30, 2009. To participate, callers can dial 1 (866) 318-8612 from within the U.S. or 1 (617) 399-5131 from any other country. Thereafter, callers will be prompted to enter the participant passcode, which is 27676151.

For those who cannot participate in the call, a replay and podcast will be available on Genpact’s website, www.genpact.com, after the end of the call. A transcript of the call will also be made available on Genpact’s website.

About Genpact

Genpact is a leader in the globalization of services and technology and a pioneer in managing business processes for companies around the world. Genpact combines process expertise, information technology and analytical capabilities with operational insight and experience in diverse industries to provide a wide range of services using its global delivery platform. Genpact helps companies improve the ways in which they do business by applying Six Sigma and Lean principles plus technology to continuously improve their business processes. Genpact operates service delivery centers in India, China, Hungary, Mexico, Morocco, the Philippines, Poland, the Netherlands, Romania, Spain, South Africa, Guatemala and the United States. For more information, see our website at: www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the BPO and IT Services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors	Shishir Verma
+1 (646) 624 5912
shishir.verma@genpact.com

Media	Anita Trehan
+91 (124) 402 2726
anita.trehan@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	As of December 31,	As of September 30,
	2008	2009
Assets
Current assets
Cash and cash equivalents	$184,050	$240,446
Short term investments	141,662	144,294
Accounts receivable, net	140,504	144,264
Accounts receivable from a significant shareholder, net	88,793	104,517
Short term deposits with a significant shareholder	59,332	14,393
Deferred tax assets	38,629	34,772
Due from a significant shareholder	1,428	523
Prepaid expenses and other current assets	89,936	128,495
Total current assets	744,334	811,704

Property, plant and equipment, net	174,266	178,381
Deferred tax assets	111,002	77,931
Investment in equity affiliates	970	667
Customer-related intangible assets, net	56,942	40,339
Other intangible assets, net	5,225	1,340
Goodwill	531,897	533,320
Other assets	71,690	71,069
Total assets	$1,696,326	$1,714,751

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	As of December 31,	As of September 30,
	2008	2009
Liabilities and equity
Current liabilities
Short-term borrowings	$25,000	$—
Current portion of long-term debt	29,539	42,162
Current portion of capital lease obligations	446	421
Current portion of capital lease obligations payable to a significant shareholder	1,563	1,552
Accounts payable	8,377	12,343
Income taxes payable	2,081	35,539
Deferred tax liabilities	12	13
Due to a significant shareholder	10,865	7,783
Accrued expenses and other current liabilities	347,176	321,731
Total current liabilities	$425,059	$421,544

Long-term debt, less current portion	69,665	37,400
Capital lease obligations, less current portion	1,950	1,551
Capital lease obligations payable to a significant shareholder, less current portion	2,391	1,998
Deferred tax liabilities	10,174	4,356
Due to a significant shareholder	7,322	10,060
Other liabilities	335,399	179,087
Total liabilities	$851,960	$655,996

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 214,560,620 and 216,115,305 issued and outstanding as of December 31, 2008 and September 30, 2009, respectively	2,146	2,161
Additional paid-in capital	1,030,304	1,053,281
Retained earnings	151,610	244,322
Accumulated other comprehensive income (loss)	(342,267)	(243,565)
Genpact Limited shareholders’ equity	841,793	1,056,199
Noncontrolling interest	2,573	2,556
Total equity	844,366	1,058,755
Commitments and contingencies
Total liabilities and equity	$1,696,326	$1,714,751

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2008	2009	2008	2009
Net revenues
Net revenues from services - significant shareholder	$123,504	$111,459	$363,678	$333,909
Net revenues from services - others	147,295	172,981	395,323	489,216
Total net revenues	270,799	284,440	759,001	823,125
Cost of revenue
Services	155,765	166,995	448,938	496,516
Total cost of revenue	155,765	166,995	448,938	496,516
Gross profit	115,034	117,445	310,063	326,609

Operating expenses:
Selling, general and administrative expenses	71,175	67,242	199,943	194,965
Amortization of acquired intangible assets	8,974	6,382	28,799	19,747
Other operating (income) expense, net	(1,443)	(1,092)	(1,507)	(3,970)
Income from operations	$36,328	$44,913	$82,828	$115,867

Foreign exchange (gains) losses, net	(1,557)	2,576	(7,390)	2,005
Other income (expense), net	3,263	305	8,284	3,448

Income before share of equity in (earnings) loss of affiliates and income tax expense	41,148	42,642	98,502	117,310

Equity in (gain) loss of affiliates	(37)	161	282	596
Income tax expense	5,692	7,895	12,235	18,430
Net Income	$35,493	$34,586	$85,985	$98,284

Net income attributable to noncontrolling interest	1,859	1,524	7,841	5,572
Net income attributable to Genpact Limited common shareholders	$33,634	$33,062	$78,144	$92,712

Net income available to Genpact Limited common shareholders	33,634	33,062	78,144	92,712
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.16	$0.15	$0.37	$0.43
Diluted	$0.15	$0.15	$0.36	$0.42

Weighted average number of common shares used in computing earnings (loss) per common share attributable to Genpact Limited common shareholders
Basic	214,182,308	215,794,607	213,127,131	215,136,984
Diluted	219,350,826	221,799,597	218,550,988	219,228,874

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine months ended September 30,
	2008	2009
Operating activities
Net income attributable to Genpact Limited common shareholders	$78,144	$92,712
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	41,700	38,893
Amortization of debt issue costs	491	434
Amortization of acquired intangible assets	29,522	20,182
Loss (gain) on sale of property, plant and equipment, net	2,116	(178)
Provision for doubtful receivables	2,890	2,112
Provision for mortgage loans	542	—
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(2,405)	5,147
Equity in loss of affiliates	282	596
Noncontrolling interest	7,841	5,572
Share-based compensation expense	12,643	15,256
Deferred income taxes	(13,926)	(18,324)
Change in operating assets and liabilities:
Increase in accounts receivable	(44,876)	(18,858)
Increase in other assets	(32,852)	(45,711)
(Decrease) / increase in accounts payable	(1,814)	4,243
(Decrease) / increase in accrued expenses and other current liabilities	16,116	(15,791)
Increase in income taxes payable	21,934	33,546
Increase in other liabilities	9,615	3,671
Net cash provided by operating activities	$127,963	$123,502

Investing activities
Purchase of property, plant and equipment	(45,935)	(43,949)
Purchase of property, plant and equipment in an asset acquisition	(7,015)	—
Proceeds from sale of property, plant and equipment	6,219	2,026
Investment in affiliates	(883)	(296)
Purchase of short term investments	—	(197,419)
Proceeds from sale of short term investments	—	194,822
Short term deposits placed with significant shareholder	(193,171)	(101,008)
Redemption of short term deposits with significant shareholder	203,108	144,880
Payment for business acquisition	—	(20,196)
Net cash used in investing activities	$(37,677)	$(21,140)

Financing activities
Repayment of capital lease obligations	(2,273)	(1,946)
Proceeds from long-term debt	—	—
Repayment of long-term debt	(20,063)	(20,000)
Repayment of short-term borrowings, net	—	(25,000)
Proceeds from issuance of common shares on exercise of options	13,044	7,736
Distribution to noncontrolling interest	(8,864)	(5,586)
Net cash provided (used) by financing activities	$(18,156)	$(44,796)

Effect of exchange rate changes	(48,376)	(1,170)
Net increase (decrease) in cash and cash equivalents	72,130	57,566
Cash and cash equivalents at the beginning of the period	279,306	184,050
Cash and cash equivalents at the end of the period	$303,060	$240,446

Supplementary information
Cash paid during the period for interest	$4,750	$3,652
Cash paid during the period for income taxes	$27,377	$43,557
Property, plant and equipment acquired under capital lease obligation	$3,571	$1,250

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP adjusted income from operations, adjusted net income attributable to common shareholders of Genpact Limited, or adjusted net income, and diluted adjusted earnings per share attributable to common shareholders of Genpact Limited, or diluted adjusted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, Genpact’s management uses financial statements that do not include share-based compensation expense (including fringe benefit tax thereon for Indian employees, or FBT, which was abolished on August 18, 2009 with effect from April 1, 2009) and amortization of acquired intangibles at formation in 2004 for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation” (previously referred to as SFAS No. 123(R) “Share Based Payment”), Genpact’s management believes that providing financial statements that do not include share-based compensation allows investors to make additional comparisons between Genpact’s operating results to those of other companies. In addition, Genpact’s management believes that providing non-GAAP financial measures that exclude amortization of acquired intangibles allows investors to make additional comparisons between Genpact’s operating results to those of other companies. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future share-based compensation expense under ASC 718 and the amortization of intangibles associated with further acquisitions, if any. Accordingly, Genpact believes that the presentation of non-GAAP adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP adjusted income from operations and adjusted net income versus income from operations and net income attributable to common shareholders of Genpact Limited calculated in accordance with GAAP is that non-GAAP adjusted income from operations and adjusted net income excludes costs, namely, share-based compensation, that are recurring. Share-based compensation has been and will continue to be a significant recurring expense in Genpact’s business for the foreseeable future. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP adjusted income from operations and adjusted net income and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three and nine months ended September 30, 2008 and 2009:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2008	2009	2008	2009

Income from operations as per GAAP	$36,328	$44,913	$82,828	$115,867
Add: Amortization of acquired intangible assets resulting from Formation Accounting	8,649	6,000	27,906	18,661
Add: Share based compensation	4,334	5,825	12,643	15,256
Add: FBT impact on share based compensation recovered from employees	1,138	(1,086)	2,691	70
Add: Gain (loss) on interest rate swaps	—	—	(283)	—
Add: Other income	830	(158)	2,003	630
Less: Equity in gain (loss) of affiliates	37	(161)	(282)	(596)
Less: Non controlling interest	(1,859)	(1,524)	(7,841)	(5,572)
Adjusted income from operations	$49,457	$53,809	$119,665	$144,316

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2008	2009	2008	2009

Net income as per GAAP	$33,634	$33,062	$78,144	$92,712
Add: Amortization of acquired intangible assets resulting from Formation Accounting	8,649	6,000	27,906	18,661
Add: Share based compensation	4,334	5,825	12,643	15,256
Add: FBT impact on share based compensation recovered from employees	1,138	(1,086)	2,691	70
Less: Tax impact on amortization of acquired intangibles resulting from Formation Accounting	(2,048)	(1,242)	(5,512)	(4,409)
Less: Tax impact on stock based compensation	—	(977)	—	(3,582)
Adjusted net income	$45,707	$41,582	$115,872	$118,708
Diluted adjusted earnings per share	$0.21	$0.19	$0.53	$0.54